UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2020

EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33 rd Street, 12thFloor New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 687-8700
n/a
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange
Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

This Current Report on Form
8-K
is filed by Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), and Empire State Realty OP, L.P., a Delaware limited partnership through which the Company conducts substantially all of its operations (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, the board of directors of the Company appointed Christina Chiu as Executive Vice President and Chief Financial Officer of the Company and the Operating Partnership, effective on the date to be set by her and the Company for her commencement of services. Ms. Chiu will also serve as the principal financial officer of the Company and the Operating Partnership.
Ms. Chiu, age 39, will join the Company following an
18-year
career at Morgan Stanley, where she has been a Managing Director since 2014. She currently serves as Chief Operating Officer of the Global Listed Real Assets business at Morgan Stanley Investment Management, where she is responsible for business development and capital raising efforts, investor relationships, overseeing the day-to-day
business, and execution of strategic initiatives. In addition, she is responsible for Canadian REIT sector coverage and serves as a member of the MSIM Sustainability Council and Listed Real Assets Investment Committee. She began her career as a real estate investment banking analyst where she worked on both principal investing and strategic advisory transactions. Ms. Chiu earned a B.S. in Finance and Accounting summa cum laude
from New York University Stern School of Business.
Ms. Chiu will receive an annual base salary of $475,000, be eligible for a 2020 annual cash bonus targeted at $475,000, and receive $750,000 of 2020 equity long-term incentive compensation subject to vesting requirements (50% time-based and 50% performance-based), all to be pro-rated
for the period of 2020 during which Ms. Chiu is employed by the Company. She will also receive a one-time
initial equity grant of approximately $320,000 subject to time-based vesting requirements.
On commencement of her services to the Company, an indemnification agreement and a change in control severance agreement will be in effect for Ms. Chiu, in each case substantially similar to the corresponding agreements in effect for other named executive officers of the Company, providing for (i) indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Ms. Chiu in connection with her status or service as an executive officer of the Company and (ii) certain severance and other benefits, including acceleration of vesting of outstanding equity awards, upon qualifying terminations of employment following a change in control.
There were no arrangements or understandings between Ms. Chiu and any other persons pursuant to which Ms. Chiu received her appointment. Ms. Chiu does not have any family relationships subject to disclosure under Item 401(d) of Regulation
S-K
or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation
S-K.
Item 7.01	Regulation FD Disclosure.

On April 23, 2020, the Company issued a press release announcing the above-described appointment. A copy of the press release is attached hereto as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form
8-K
 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 23, 2020

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC.

Date: April 23, 2020	By:	/s/ Thomas N. Keltner, Jr.
Name: Thomas N. Keltner, Jr.
Title: Executive Vice President, General Counsel and Secretary

EMPIRE STATE REALTY OP, L.P.

	By:	Empire State Realty Trust, Inc., as general partner

Date: April 23, 2020	By:	/s/ Thomas N. Keltner, Jr.
Name: Thomas N. Keltner, Jr.
Title: Executive Vice President, General Counsel and Secretary